SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): December 10, 2003

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On December 10, 2003, K2 Inc. (the “Company”) announced that it has commenced, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 25, 2003, by and among the Company, Fotoball USA, Inc. (“Fotoball USA”) and Boca Acquisition Sub, Inc., an exchange offer to purchase all of the outstanding shares of Fotoball USA common stock.

A copy of the Company’s press release announcing the commencement of the exchange offer, dated December 10, 2003, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated December 10, 2003, announcing the commencement of an exchange offer to purchase all of the outstanding shares of Fotoball USA common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2003	K2 INC.

	By:	/s/ JOHN J. RANGEL
John J. Rangel
Senior Vice President and Chief Financial Officer

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